                                                                     EXHIBIT (B)


                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1993-2 Monthly Statement
                      Class A Certificate CUSIP #25466KAE9
                      Class B Certificate CUSIP #25466KAF6


Trust Distribution Date: October 15, 1997  Due Period Ending: September 30, 1997

Pursuant to the Series Supplement dated as of December 1, 1993 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of
     --------------------------------------------------------------------------
     Class Initial Investor Interest)
     --------------------------------

     Series  1993-2                                    Total           Interest         Principal
        Class A      30 days at 5.400000000%       $4.500000000     $4.500000000      $0.000000000

        Class B      30 days at 5.750000000%       $4.791666667     $4.791666667      $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------

 (a) Aggregate Investor Interest                                                $13,252,112,676.00
     Seller Interest                                                             $4,375,759,902.70

     Total Master Trust                                                         $17,627,872,578.70


 (b) Group One Investor Interest                                                $10,702,112,676.00

 (c) Group Two Investor Interest                                                 $2,550,000,000.00

 (d) Series 1993-2 Investor Interest                                               $833,334,000.00

 (e) Class A Investor Interest                                                     $800,000,000.00

     Class B Investor Interest                                                      $33,334,000.00

3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------

                                       Finance Charge          Principal                   Yield
                                         Collections          Collections               Collections

 (a) Allocation of Collections between Investor and Seller
     Aggregate Investor Allocation    $213,708,441.22      $1,687,442,866.56                 $0.00

     Seller                            $81,959,020.34        $647,148,813.80                 $0.00

 (b) Group One Allocation             $178,671,847.02      $1,410,793,752.43                 $0.00

 (c) Group Two Allocation              $35,036,594.20        $276,649,114.13                 $0.00

 (d) Series 1993-2 Allocations         $13,925,937.43        $109,959,268.14                 $0.00

 (e) Class A Allocations               $13,364,169.26        $105,523,543.95                 $0.00

     Class B Allocations                  $561,768.17          $4,435,724.19                 $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                     Deposits into the
                       SPFAs This         SPFA    Deposit Deficit    Investment
                       Due Period        Balance      Amount           Income
     Series 1993-2          $0.00         $0.00         0.00            $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------

                                                                 Total Payments
                        Amount Paid         Deficit Amount        Through This
                      This Due Period       This Due Period        Due Period
     Series 1993-2           $0.00              $0.00                 $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                            Deposits Into the
                                               SIFAs This
                                               DuePeriod          SIFA Balance
     Series 1993-2                            $3,759,725.42           $0.00

7.   Pool Factors
     ------------

                                                          This Due Period
     Class A                                                1.00000000

     Class B                                                1.00000000

8.   Investor Charged-Off Amount
     ---------------------------

                                                                Cumulative
                                                                 Investor
                                                                Charged-Off
                                        This Due Period           Amount
 (a) Group One                           $75,025,181.28            $0.00

 (b) Group Two                           $14,712,037.04            $0.00

 (c) Series 1993-2                        $5,847,569.15            $0.00

 (d) Class A                              $5,611,679.95            $0.00

     Class B                                $235,889.20            $0.00

9.   Investor Losses This Due Period
     -------------------------------

                                                             Per $1,000 of
                                                            Original Invested
                                                  Total        Principal
 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1993-2                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period
     ------------------------------------------------

                                                                          Per $1,000 of
                                                                        Original Invested
                                                               Total        Principal
 (a) Group One                                                 $0.00          $0.00

 (b) Group Two                                                 $0.00          $0.00

 (c) Series 1993-2                                             $0.00          $0.00

 (d) Class A                                                   $0.00          $0.00

     Class B                                                   $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------

                                                                           Per $1,000 of
                                                                        Original Invested
                                                               Total        Principal
 (a) Group One                                                 $0.00          $0.00

 (b) Group Two                                                 $0.00          $0.00

 (c) Series 1993-2                                             $0.00          $0.00

 (d) Class A                                                   $0.00          $0.00

     Class B                                                   $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------

 (a) Group One                                                       $17,836,854.46

 (b) Group Two                                                        $3,500,000.00

 (c) Series 1993-2                                                    $1,388,890.00

 (d) Class A                                                          $1,333,333.33

     Class B                                                             $55,556.67

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------

                                                                   As a Percentage
                                                                     of Class A
                                                    Total          Invested Amount
     Series 1993-2 Class B                      $50,000,040.00         6.2500%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                Shared Amount     Class B Amount
     Maximum Amount                             $20,833,350.00    $8,333,340.00

     Available Amount                           $20,833,350.00    $8,333,340.00

     Amount of Drawings on Credit Enhancement
      for this Due Period                                $0.00            $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding   $17,908,762,773.20

                         Delinquent Amount      Percentage of Ending
     Payment Status      Ending Balance        Receivables Outstanding
     30-59 days          $523,756,653.53              2.92%

     60-179 days         $881,634,523.92              4.92%

                                     U.S. BANK NATIONAL ASSOCIATION
                                     as Trustee


                                  BY:
                                      ----------------------------

                                            Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1993-2 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of December 1, 1993 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1993-2 Master Trust Certificates for the Distribution Date occurring on October 15, 1997:

1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.   The aggregate amount of Collections processed during the related Due
     Period is equal to                                                            $2,630,259,141.92

4.   The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                              $105,523,543.95

5.   The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                        $13,364,169.26

6a.  The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                        $0.00

6b.  The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                          $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                          $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                            $0.00

8.   The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                      $3,600,000.00

9.   The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                $4,435,724.19

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                           $561,768.17

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                        $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                          $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                          $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                            $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                        $159,725.42

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of October, 1997.



                               GREENWOOD TRUST COMPANY
                                    as Master Servicer

                               By:
                                  -------------------------
                               Vice President, Director of Accounting,
                               and Treasurer